Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55663) pertaining to the Stanley Black & Decker Retirement Account Plan of our report dated June 28, 2013, with respect to the financial statements and schedules of the Stanley Account Value Plan, included in this Annual Report (Form 11-K) for the years ended December 31, 2012 and 2011.

/s/ Fiondella, Milone & LaSaracina LLP
Glastonbury, Connecticut
June 28, 2013